UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 30, 2006

InterSearch Group, Inc.

(Exact name of Registrant as Specified in its Charter)

Florida	000-51776	59-3234205
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

222 Kearny Street, Suite 550

San Francisco, CA 94108

(Address of Principal Executive Offices)

(415) 962-9700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 of the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) Exchange Act

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On August 30, 2006, John Terlip resigned from his position as a director of InterSearch Group, Inc. (the “Company”). Prior to his resignation, Mr. Terlip served as a member of the compensation committee of the Company’s board of directors. Mr. Terlip’s resignation was not a result of a disagreement with the Company, known to an executive officer of the Company, on any matter relating to the Company’s operations, policies or practices. On the same date, action was taken by the Board of Directors to appoint Jerry Callahan as a director of the Company.

Item 7.01 Regulation FD Disclosure.

On August 31, 2006, the Company’s shares of common stock began being quoted on the OTC Bulletin Board and trade under the ticker symbol “IGPN.OB.” Prior to August, 31, 2006, the Company’s common stock was quoted in the over-the-counter market through Pink Sheets, LLC, or the pink sheets, under the symbol “IGPN.PK.”

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 6, 2006	INTERSEARCH GROUP, INC.

	By:	/s/ Gary W. Bogatay, Jr.
	Name:	Gary W. Bogatay, Jr.
	Title:	Chief Financial Officer
(Principal Financial and Accounting Officer)

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